Exhibit 99.1

News Release

Nucor Reports Results for Third Quarter of 2019

CHARLOTTE, N.C. – October 22, 2019 - Nucor Corporation (NYSE: NUE) today announced consolidated net earnings of $275.0 million, or $0.90 per diluted share, for the third quarter of 2019. By comparison, Nucor reported consolidated net earnings of $386.5 million, or $1.26 per diluted share, for the second quarter of 2019 and $676.7 million, or $2.13 per diluted share, for the third quarter of 2018. Included in the third quarter of 2018 earnings is a non-cash impairment charge of $110.0 million, or $0.26 per diluted share, related to our proved producing natural gas well assets, as well as a benefit of $24.8 million, or $0.06 per diluted share, related to insurance recoveries.

In the first nine months of 2019, Nucor reported consolidated net earnings of $1.16 billion, or $3.78 per diluted share, compared with consolidated net earnings of $1.71 billion, or $5.35 per diluted share, in the first nine months of 2018.

“After a brief summer rally, plate and sheet market conditions softened in the third quarter. Excess inventory throughout the supply chain has resulted in continued destocking by our customers. However, spending in the nonresidential construction market remained at healthy levels during the third quarter, and we delivered continued strong performance from our metal buildings, piling, joist and deck divisions; as well as improved performance in our rebar fabrication divisions,” said John Ferriola, Nucor’s Chairman and Chief Executive Officer.

Mr. Ferriola added, “We continue to have great confidence in Nucor’s business fundamentals and long-term strategy. Our strong cash flow generation through the cycle underscores the benefits of our low and highly variable cost structure, as well as of our highly diversified business model.  Looking to 2020 and beyond, Nucor is uniquely well positioned to build on our competitive advantages and extend our long track record of shareholder value creation.”

Selected Segment Data

Earnings (loss) before income taxes and noncontrolling interests by segment for the third quarter and first nine months of 2019 and 2018 were as follows (in thousands):

	Three Months (13 Weeks) Ended		Nine Months (39 Weeks) Ended
	Sept. 28, 2019	Sept. 29, 2018	Sept. 28, 2019	Sept. 29, 2018
Steel mills	$309,939	$1,095,360	$1,578,257	$2,617,647
Steel products	170,214	138,688	363,731	380,268
Raw materials	(10,599)	(29,074)	64,333	180,468
Corporate/eliminations	(89,215)	(282,472)	(401,744)	(826,268)
	$380,339	$922,502	$1,604,577	$2,352,115

Nucor Executive Offices: 1915 Rexford Road, Charlotte, North Carolina 28211

Phone 704-366-7000 Fax 704-362-4208 www.nucor.com

News Release

Nucor Reports Results for Third Quarter of 2019 (Continued)

Financial Review

Nucor’s consolidated net sales decreased 7% to $5.46 billion in the third quarter of 2019 compared with $5.90 billion in the second quarter of 2019 and decreased 19% compared with $6.74 billion in the third quarter of 2018. Average sales price per ton in the third quarter of 2019 decreased 5% compared with the second quarter of 2019 and decreased 13% compared with the third quarter of 2018. A total of 6,555,000 tons were shipped to outside customers in the third quarter of 2019, a 3% decrease from the second quarter of 2019 and a 7% decrease from the third quarter of 2018. Total steel mill shipments in the third quarter of 2019 were similar to total steel mill shipments from the second quarter of 2019 and decreased 8% from the third quarter of 2018. Steel mill shipments to internal customers represented 21% of total steel mill shipments in the third quarter of 2019, which compares to 19% in the second quarter of 2019 and 20% in the third quarter of 2018. Downstream steel product shipments to outside customers in the third quarter of 2019 increased 5% from the second quarter of 2019 and were similar to downstream steel product shipments to outside customers in the third quarter of 2018.

In the first nine months of 2019, Nucor’s consolidated net sales decreased 7% to $17.46 billion, compared with $18.77 billion in the first nine months of 2018. Total tons shipped to outside customers in the first nine months of 2019 were 20,046,000, a decrease of 5% from the first nine months of 2018, while the average sales price per ton decreased 2%.

The average scrap and scrap substitute cost per ton used in the third quarter of 2019 was $299, a 9% decrease compared to $330 in the second quarter of 2019 and a decrease of 20% compared to $374 in the third quarter of 2018. The average scrap and scrap substitute cost per ton used in the first nine months of 2019 was $328, a decrease of 9% from $361 in the first nine months of 2018.

Pre-operating and start-up costs related to the Company’s growth projects were approximately $28 million, or $0.07 per diluted share, in the third quarter of 2019, compared with approximately $21 million, or $0.05 per diluted share, in the second quarter of 2019 and approximately $11 million, or $0.03 per diluted share, in the third quarter of 2018.

In the first nine months of 2019, pre-operating and start-up costs related to the Company’s growth projects were approximately $68 million, or $0.17 per diluted share, compared with approximately $19 million, or $0.05 per diluted share, in the first nine months of 2018.

Overall operating rates at the Company’s steel mills decreased to 83% in the third quarter of 2019 as compared to 84% in the second quarter of 2019 and 92% in the third quarter of 2018. Operating rates for the first nine months of 2019 decreased to 85% as compared to 93% for the first nine months of 2018.

Nucor Executive Offices: 1915 Rexford Road, Charlotte, North Carolina 28211

Phone 704-366-7000 Fax 704-362-4208 www.nucor.com

News Release

Nucor Reports Results for Third Quarter of 2019 (Continued)

Nucor’s liquidity position remains very strong with $1.94 billion in cash and cash equivalents and short-term investments at September 28, 2019 and an untapped $1.5 billion revolving credit facility that does not expire until April 2023.

Third Quarter of 2019 Highlights

In September 2019, Nucor’s board of directors declared a cash dividend of $0.40 per share payable on November 8, 2019 to stockholders of record on September 27, 2019. This dividend is Nucor’s 186th consecutive quarterly cash dividend, a record the Company expects to continue.

Third Quarter of 2019 Analysis

As expected, the performance of the steel mills segment in the third quarter of 2019 decreased compared to the second quarter of 2019. Plate and sheet market conditions softened in the third quarter, and excess inventory throughout the supply chain has resulted in continued destocking by our customers.

The profitability of the steel products segment in the third quarter of 2019 improved as compared to the second quarter of 2019, as nonresidential construction market conditions remained strong. In addition, efficiency initiatives implemented at our rebar fabrication and metal buildings operations are enhancing the performance of those businesses.

The operating performance of the raw materials segment in the third quarter of 2019 decreased as compared to the second quarter of 2019 due to further margin compression in the Company's direct reduced iron (DRI) businesses. In early September, our DRI facility in Louisiana began a planned outage that is expected to last until mid-November.

Fourth Quarter of 2019 Outlook

Nucor’s earnings in the fourth quarter of 2019 are expected to decrease as compared to the third quarter of 2019. We expect earnings in the steel mills segment to further decrease in the fourth quarter of 2019 from the third quarter, as lower steel prices at the end of the third quarter, which we believe have bottomed, impact our fourth quarter results. The profitability of the steel products segment in the fourth quarter of 2019 is expected to decrease slightly from the third quarter of 2019 due to normal year-end seasonality. The performance of the raw materials segment is expected to decline in the fourth quarter of 2019 compared to the third quarter of 2019 due to the impact of our Louisiana DRI plant’s planned outage continuing until mid-November – as well as expected further margin pressure throughout our raw materials businesses.

About Nucor

Nucor and its affiliates are manufacturers of steel and steel products, with operating facilities in the United States and Canada. Products produced include: carbon and alloy steel -- in bars, beams, sheet and plate; hollow structural section tubing; electrical conduit; steel piling; steel joists and joist girders; steel deck; fabricated concrete reinforcing steel; cold finished steel; precision castings; steel fasteners; metal building

Nucor Executive Offices: 1915 Rexford Road, Charlotte, North Carolina 28211

Phone 704-366-7000 Fax 704-362-4208 www.nucor.com

News Release

Nucor Reports Results for Third Quarter of 2019 (Continued)

systems; steel grating; and wire and wire mesh. Nucor, through The David J. Joseph Company, also brokers ferrous and nonferrous metals, pig iron and hot briquetted iron / DRI; supplies ferro-alloys; and processes ferrous and nonferrous scrap. Nucor is North America's largest recycler.

Forward-Looking Statements

Certain statements contained in this news release are "forward-looking statements" that involve risks and uncertainties. The words "believe," "expect," "project," "will," "should," "could" and similar expressions are intended to identify those forward-looking statements. These forward-looking statements reflect the Company’s best judgement based on current information, and although we base these statements on circumstances that we believe to be reasonable when made, there can be no assurance that future events will not affect the accuracy of such forward-looking information. As such, the forward-looking statements are not guarantees of future performance, and actual results may vary materially from the projected results and expectations discussed in this news release. Factors that might cause the Company's actual results to differ materially from those anticipated in forward-looking statements include, but are not limited to: (1) competitive pressure on sales and pricing, including pressure from imports and substitute materials; (2) U.S. and foreign trade policies affecting steel imports or exports; (3) the sensitivity of the results of our operations to prevailing steel prices and changes in the supply and cost of raw materials, including pig iron, iron ore and scrap steel; (4) market demand for steel products, which, in the case of many of our products, is driven by the level of nonresidential construction activity in the United States; and (5) energy costs and availability. These and other factors are discussed in Nucor's regulatory filings with the Securities and Exchange Commission, including those in “Item 1A. Risk Factors” of Nucor's Annual Report on Form 10-K for the year ended December 31, 2018. The forward-looking statements contained in this news release speak only as of this date, and Nucor does not assume any obligation to update them, except as may be required by applicable law.

Broadcast of Conference Call

You are invited to listen to the live broadcast of Nucor's conference call in which management will discuss Nucor's third quarter results on October 22, 2019 at 2:00 p.m. eastern time. The conference call will be available over the Internet at www.nucor.com, under Investors.

Contact Information

For Investor/Analyst Inquiries - Paul Donnelly, 704-264-8807, or Gregg Lucas, 704-972-1841

For Media Inquiries - Katherine Miller, 704-353-9015

Nucor Executive Offices: 1915 Rexford Road, Charlotte, North Carolina 28211

Phone 704-366-7000 Fax 704-362-4208 www.nucor.com

News Release

Nucor Reports Results for Third Quarter of 2019 (Continued)

Tonnage Data
(In thousands)

	Three Months (13 Weeks) Ended			Nine Months (39 Weeks) Ended
	Sept. 28, 2019	Sept. 29, 2018	Percent Change	Sept. 28, 2019	Sept. 29, 2018	Percent Change
Steel mills total shipments:
Sheet	2,659	2,733	-3%	7,915	8,216	-4%
Bars	2,029	2,265	-10%	6,050	6,881	-12%
Structural	562	595	-6%	1,682	1,822	-8%
Plate	470	633	-26%	1,605	1,788	-10%
Other	68	67	1%	325	294	11%
	5,788	6,293	-8%	17,577	19,001	-7%

Sales tons to outside customers:
Steel mills	4,559	5,031	-9%	14,013	15,125	-7%
Joist	133	136	-2%	359	355	1%
Deck	132	130	2%	354	352	1%
Cold finished	116	141	-18%	390	437	-11%
Fabricated concrete reinforcing steel	342	324	6%	929	951	-2%
Piling	160	152	5%	462	438	5%
Tubular products	272	259	5%	780	829	-6%
Other steel products	107	126	-15%	303	343	-12%
Raw materials	734	749	-2%	2,456	2,382	3%
	6,555	7,048	-7%	20,046	21,212	-5%

Nucor Executive Offices: 1915 Rexford Road, Charlotte, North Carolina 28211

Phone 704-366-7000 Fax 704-362-4208 www.nucor.com

News Release

Nucor Reports Results for Third Quarter of 2019 (Continued)

Condensed Consolidated Statements of Earnings (Unaudited)
(In thousands, except per share data)

	Three Months (13 Weeks) Ended		Nine Months (39 Weeks) Ended
	Sept. 28, 2019	Sept. 29, 2018	Sept. 28, 2019	Sept. 29, 2018
Net sales	$5,464,502	$6,742,202	$17,457,112	$18,771,395
Costs, expenses and other:
Cost of products sold	4,891,991	5,452,052	15,213,215	15,588,249
Marketing, administrative and other expenses	159,301	234,081	549,020	651,422
Equity in (earnings) losses of unconsolidated affiliates	1,585	(13,634)	(2,459)	(34,157)
Impairment of assets	-	110,000	-	110,000
Interest expense, net	31,286	37,201	92,759	103,766
	5,084,163	5,819,700	15,852,535	16,419,280
Earnings before income taxes and noncontrolling interests	380,339	922,502	1,604,577	2,352,115
Provision for income taxes	86,752	216,215	367,920	552,101
Net earnings	293,587	706,287	1,236,657	1,800,014
Earnings attributable to noncontrolling interests	18,556	29,631	73,337	86,026
Net earnings attributable to Nucor stockholders	$275,031	$676,656	$1,163,320	$1,713,988
Net earnings per share:
Basic	$0.90	$2.13	$3.79	$5.37
Diluted	$0.90	$2.13	$3.78	$5.35
Average shares outstanding:
Basic	304,637	315,913	305,553	317,928
Diluted	304,980	316,798	306,029	318,882

Nucor Executive Offices: 1915 Rexford Road, Charlotte, North Carolina 28211

Phone 704-366-7000 Fax 704-362-4208 www.nucor.com

News Release

Nucor Reports Results for Third Quarter of 2019 (Continued)

Condensed Consolidated Balance Sheets (Unaudited)
(In thousands)

	September 28, 2019	December 31, 2018
ASSETS
Current assets:
Cash and cash equivalents	$1,686,365	$1,398,886
Short-term investments	249,616	-
Accounts receivable, net	2,312,366	2,505,568
Inventories, net	4,072,464	4,553,500
Other current assets	363,477	178,311
Total current assets	8,684,288	8,636,265
Property, plant and equipment, net	5,886,730	5,334,748
Goodwill	2,186,499	2,184,336
Other intangible assets, net	764,267	828,504
Other assets	984,481	936,735
Total assets	$18,506,265	$17,920,588
LIABILITIES
Current liabilities:
Short-term debt	$47,725	$57,870
Current portion of long-term debt and finance lease obligations	28,878	-
Accounts payable	1,310,670	1,428,191
Salaries, wages and related accruals	539,360	709,397
Accrued expenses and other current liabilities	659,360	610,842
Total current liabilities	2,585,993	2,806,300
Long-term debt and finance lease obligations due after one year	4,287,597	4,233,276
Deferred credits and other liabilities	771,642	679,044
Total liabilities	7,645,232	7,718,620
EQUITY
Nucor stockholders' equity:
Common stock	152,061	152,061
Additional paid-in capital	2,108,948	2,073,715
Retained earnings	11,130,172	10,337,445
Accumulated other comprehensive loss, net of income taxes	(313,766)	(304,133)
Treasury stock	(2,628,368)	(2,467,010)
Total Nucor stockholders' equity	10,449,047	9,792,078
Noncontrolling interests	411,986	409,890
Total equity	10,861,033	10,201,968
Total liabilities and equity	$18,506,265	$17,920,588

Nucor Executive Offices: 1915 Rexford Road, Charlotte, North Carolina 28211

Phone 704-366-7000 Fax 704-362-4208 www.nucor.com

News Release

Nucor Reports Results for Third Quarter of 2019 (Continued)

Condensed Consolidated Statements of Cash Flows (Unaudited)
(In thousands)

	Nine Months (39 Weeks) Ended
	Sept. 28, 2019	Sept. 29, 2018
Operating activities:
Net earnings	$1,236,657	$1,800,014
Adjustments:
Depreciation	477,957	474,330
Amortization	64,655	66,684
Stock-based compensation	74,311	65,597
Deferred income taxes	76,737	54,162
Distributions from affiliates	27,405	29,325
Equity in earnings of unconsolidated affiliates	(2,459)	(34,157)
Impairment of assets	-	110,000
Changes in assets and liabilities (exclusive of acquisitions and dispositions):
Accounts receivable	197,783	(615,118)
Inventories	476,761	(644,865)
Accounts payable	(180,397)	229,552
Federal income taxes	(177,405)	168,639
Salaries, wages and related accruals	(157,317)	173,732
Other operating activities	5,526	23,564
Cash provided by operating activities	2,120,214	1,901,459
Investing activities:
Capital expenditures	(984,646)	(624,739)
Investment in and advances to affiliates	(27,613)	(111,540)
Divestiture of affiliates	67,591	-
Disposition of plant and equipment	32,922	27,964
Acquisitions (net of cash acquired)	(9,495)	-
Purchase of investments	(249,616)	-
Proceeds from the sale of investments	-	50,000
Other investing activities	2,176	25,347
Cash used in investing activities	(1,168,681)	(632,968)
Financing activities:
Net change in short-term debt	(10,145)	(5)
Proceeds from long-term debt, net of discount	-	995,710
Repayment of long-term debt	-	(500,000)
Bond issuance related costs	-	(7,625)
Issuance of common stock	5,892	24,102
Payment of tax withholdings on certain stock-based compensation	(15,723)	(22,123)
Distributions to noncontrolling interests	(71,241)	(49,494)
Cash dividends	(369,270)	(364,982)
Acquisition of treasury stock	(197,511)	(351,392)
Other financing activities	(6,538)	(5,248)
Cash used in financing activities	(664,536)	(281,057)
Effect of exchange rate changes on cash	482	(4,383)
Increase in cash and cash equivalents	287,479	983,051
Cash and cash equivalents - beginning of year	1,398,886	949,104
Cash and cash equivalents - end of nine months	$1,686,365	$1,932,155
Non-cash investing activity:
Change in accrued plant and equipment purchases	$62,700	$40,996

Nucor Executive Offices: 1915 Rexford Road, Charlotte, North Carolina 28211

Phone 704-366-7000 Fax 704-362-4208 www.nucor.com